Exhibit 21.1

Name	State or Other Jurisdiction of Incorporation or Organization
Vacasa Holdings LLC	Delaware
V-Revolver Sub LLC	Delaware
TurnKey Vacation Rentals, LLC	Delaware
Vacasa LLC	Delaware
Vacasa Alabama LLC	Alabama
Vacasa Arizona LLC	Arizona
Vacasa DC LLC	District of Columbia
Vacasa Delaware LLC	Delaware
Vacasa Florida LLC	Florida
Vacasa Georgia LLC	Georgia
Vacasa Iowa LLC	Iowa
Vacasa Illinois LLC	Illinois
Vacasa Kentucky LLC	Kentucky
Vacasa Louisiana L.L.C.	Louisiana
Vacasa of Arkansas LLC	Arkansas
Vacasa Michigan LLC	Michigan
Vacasa Minnesota LLC	Minnesota
Vacasa Missouri LLC	Missouri
Vacasa Nebraska LLC	Nebraska
Vacasa Nevada LLC	Nevada
Vacasa North Carolina LLC	North Carolina
Vacasa North Dakota LLC	North Dakota
Vacasa New Hampshire LLC	New Hampshire
Vacasa New Mexico LLC	New Mexico
Vacasa New Jersey LLC	New Jersey
Vacasa New York LLC	New York
Vacasa Ohio LLC	Ohio
Vacasa Pennsylvania LLC	Pennsylvania
Vacasa Real Estate LLC	Delaware
Vacasa Rhode Island LLC	Rhode Island
Vacasa South Carolina LLC	South Carolina
Vacasa Tennessee LLC	Tennessee
Vacasa Vacation Rentals of Hawaii LLC	Hawaii
Vacasa Resort Rentals of Hilton Head Island LLC	South Carolina
Vacasa Vacation Rentals of Montana LLC	Montana
Vacasa Virginia LLC	Virginia
Vacasa West Virginia LLC	West Virginia
Vacasa Wisconsin LLC	Wisconsin
Vacasa Wyoming LLC	Wyoming
Vacasa Association Management Solutions LLC	Oregon
Vacasa Association Management Solutions - Florida LLC	Florida
Vacasa Association Management Solutions - Mountain States LLC	Colorado
NRT Vacation Rentals Maryland LLC	Delaware

Vacasa del Pacífico Central de Costa Rica Limitada	Costa Rica
Vacasa Chile SpA	Chile
Vacasa Belize Ltd.	Belize
Vacasa Cascade LLC	Oregon
Vacasa Americas LLC	Oregon
Vacasa New Zealand Limited	New Zealand
Vacasa Vacation Rentals of Mexico S. de R.L. de C.V.	Mexico
Vacasa Canasa ULC	British Columbia
Vacasa Real Estate Corporation	Delaware
Vacasa Seasonals Inc.	Delaware
ResortQuest Colorado, LLC	Delaware
RQI Acquisition, LLC	Delaware
ResortQuest Real Estate of Florida, LLC	Florida
Peak Ski Rentals LLC	Colorado
TOPS’L DEVELOPMENT, LLC	Delaware
Tops’l Development II, LLC	Delaware
ResortQuest Northwest Florida, LLC	Florida
Tops’l Club of NW Florida, LLC	Florida
Abbott & Andrews Realty, LLC	Florida
Abbott Resorts, LLC	Florida
W - Acq. Vacation Rentals North America, LLC	Delaware
W - Acq. HQ, LLC	Delaware
ResortQuest Real Estate of Alabama, LLC	Delaware
Vacation Palm Springs Real Estate, Inc.	California
W - Acq. South Carolina, LLC	Delaware
Beach Referrals, LLC	Delaware
W - Acq. Central Florida, LLC	Delaware
Atlantic Breeze Ocean Resort, LLC	South Carolina
GSH NC Resort Management, LLC	Virginia
Vacasa Real Estate Referrals LLC	Florida
W - Acq. Colorado, LLC	Delaware
Bay Watch, LLC	South Carolina
Hatteras Realty, LLC	North Carolina
Vacasa Colorado LLC	Colorado
W - Acq. Vacation Rentals HHI, LLC	Delaware
Camelot Ventures, LLC	South Carolina
Kaiser Realty, LLC	Alabama
Carolinian, LLC	South Carolina
ResortQuest Delaware, LLC	Delaware
Smoky Mountain Property Management, LLC	Tennessee
Harbourgate Resort, LLC	South Carolina
ResortQuest Delaware Real Estate, LLC	Delaware
W - Acq. Vacation Rentals CHI, LLC	Delaware
Oceana Resorts, LLC	South Carolina
The Tops’l Group, LLC	Florida
Patricia Grand Resort, LLC	South Carolina
Avocet Properties, LLC	South Carolina
Oreo Canadian Acquisition Parent, LLC	Delaware
Oreo Canadian Acquisition Subco Ltd.	British Columbia
1036514 B.C. Ltd.	British Columbia

ResortQuest Whistler Property Management, Inc.	British Columbia
0994840 B.C. Ltd.	British Columbia
0798056 B.C. Ltd.	British Columbia
Whistler Exclusive Property Management Ltd.	British Columbia